Exhibit 4.1

FOREST CITY ENTERPRISES, INC. as Issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee INDENTURE Dated as of July 19, 2013 3.625% Convertible Senior Notes due 2020

FOREST CITY ENTERPRISES, INC.
Reconciliation and tie between the Trust Indenture Act of 1939 and this Indenture, dated as of July 19, 2013

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08; 6.10; 6.11
§311(a)	6.13
(b)	6.13
§312(a)	4.01; 4.02(a)
(b)	4.02(b)
(c)	4.02(c)
§313(a)	4.03(a)
(b)	4.03(a)
(c)	4.03(a)
(d)	4.03(b)
§314(a)	3.06; 3.08; 4.04(a)
(b)	Not Applicable
(c)(1)	3.08; 16.05
(c)(2)	16.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	3.08; 16.05
§315(a)	6.01; 6.02; 6.07
(b)	5.09
(c)	6.01
(d)	6.01; 6.02; 6.07
(e)	5.10
§316
(a)(1)(A)	5.01; 5.08; 7.01; 7.04
(a)(1)(B)	5.08; 7.04
(a)(2)	Not Applicable
(b)	5.05
(c)	7.01
§317(a)(1)	5.03; 5.06
(a)(2)	5.03
(b)	3.04; 6.05; 11.01; 11.02
§318(a)	1.02
(c)	1.02

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

TABLE OF CONTENTS
PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Incorporation by Reference of Trust Indenture Act	13
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
ARTICLE 3
PARTICULAR COVENANTS OF THE COMPANY

i

PAGE

ARTICLE 4
LISTS OF NOTEHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 4.01.	Lists of Noteholders	31
Section 4.02.	Preservation and Disclosure of Lists	31
Section 4.03.	Reports by Trustee	31
Section 4.04.	Reports by Company	32
ARTICLE 5
DEFAULTS AND REMEDIES
ARTICLE 6
CONCERNING THE TRUSTEE

PAGE

ARTICLE 7
CONCERNING THE NOTEHOLDERS

Section 7.01.	Action By Noteholders	48
Section 7.02.	Proof of Execution by Noteholders	48
Section 7.03.	Who Are Deemed Absolute Owners	48
Section 7.04.	Company-owned Notes Disregarded	49
Section 7.05.	Revocation of Consents; Future Holders Bound	49
ARTICLE 8
NOTEHOLDERS’ MEETINGS
ARTICLE 9
SUPPLEMENTAL INDENTURES
ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01.	Company May Consolidate, Etc. on Certain Terms	55
Section 10.02.	Successor Corporation to be Substituted	55
Section 10.03.	Officers' Certificate and Opinion of Counsel to be Given Trustee	56
ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01.	Discharge of Indenture	56
Section 11.02.	Deposited Monies to be Held in Trust by Trustee	57
Section 11.03.	Paying Agent to Repay Monies Held	57
Section 11.04.	Return of Unclaimed Monies	57
Section 11.05.	Reinstatement	57

PAGE

ARTICLE 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	Indenture and Notes Solely Corporate Obligations	58
ARTICLE 13
CONVERSION
ARTICLE 14
OPTIONAL REDEMPTION
ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.	Repurchase at Option of Holders Upon a Fundamental Change	78
ARTICLE 16
MISCELLANEOUS PROVISIONS

Section 16.01.	Provisions Binding on Company's Successors	82
Section 16.02.	Official Acts by Successor Corporation	82
Section 16.03.	Addresses for Notices, Etc.	82
Section 16.04.	Governing Law	83
Section 16.05.	Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee	83

PAGE

Section 16.06.	Legal Holidays	84
Section 16.07.	No Security Interest Created	84
Section 16.08.	Benefits of Indenture	84
Section 16.09.	Table of Contents, Headings, Etc.	84
Section 16.10.	Authenticating Agent	84
Section 16.11.	Execution in Counterparts	85
Section 16.12.	Waiver of Jury Trial	85
Section 16.13.	Force Majeure	85

v

INDENTURE dated as of July 19, 2013 between Forest City Enterprises, Inc., an Ohio corporation, as issuer (hereinafter sometimes called the “Company,” as more fully set forth in Section 1.01), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01).
WITNESSETH:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.625% Convertible Senior Notes due 2020 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $300,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, the Form of Assignment and Transfer, the Form of Fundamental Change Repurchase Notice, the Form of Conversion Notice are to be substantially in the forms hereinafter provided for; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid and legally binding agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.    Definitions.
(a)    The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. In the case of any provisions referring to compliance with, or right under, the Trust Indenture Act, such reference shall be interpreted and applied as if this Indenture was subject to and qualified under the Trust Indenture Act. All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as generally accepted at the date of such computation. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
“Additional Interest” means all amounts, if any, payable pursuant to Sections 3.06(d), 3.06(e) and 5.02.
“Additional Shares” shall have the meaning specified in Section 13.01(b)(i).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Automatic Exchange” shall have the meaning specified in Section 2.12.
“Automatic Exchange Notice” shall have the meaning specified in Section 2.12.
“Beneficial Owner” and “Beneficial Ownership” means as determined in accordance with Rule 13d-3 under the Exchange Act as in effect of the date hereof.
“Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.
“Capital Lease” means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee.
“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles.
“capital stock” means, for any Person, any and all shares, interests, participations or other equivalents of or interests in (however designated) stock issued by that Person.
“close of business” means 5:00 p.m. (New York City time).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission and any successor thereto.
“Common Stock” means, subject to Section 13.06, shares of Class A common stock of the Company, par value $0.33 1/3 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Company” means Forest City Enterprises, Inc., an Ohio corporation, and subject to the provisions of Article 10, shall include its successors and assigns and, to the extent the obligations hereunder shall be to more than one entity pursuant to Section 13.06, shall include each of such entities.
“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
“Conversion Agent” shall have the meaning specified in Section 3.02.
“Conversion Date” shall have the meaning specified in Section 13.02(b).
“Conversion Notice” shall have the meaning specified in Section 13.02(b).
“Conversion Price” means the quotient of $1,000 and the Conversion Rate.
“Conversion Rate” shall have the meaning specified in Section 13.01(a).

“Corporate Trust Office” or other similar term means a corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date as of which this Indenture is dated, located at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Chicago, Illinois 60602, Attention: Corporate Trust Administration; Forest City Enterprises, Inc. or such other address as the Trustee may designate from time to time by notice to the holders and the Company.
“Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.
“Daily VWAP” for the Common Stock means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page FCE/A VAP (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day, or, in the case of Reference Property, the per unit volume-weighted average price as displayed by Bloomberg (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or such unit of Reference Property) on such Trading Day as the Board of Directors determines in good faith using a volume-weighted method).
“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all Redeemable Stock issued by such Person, (viii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party (including, if applicable, the full payment obligation of that Person at expiry of the lease arrangement assuming no refinancing or third party sale), (ix) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and (x) every obligation of the type referred to in clauses (i) through (ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (a) any contingent Debt, shall be the maximum liability upon the occurrence of the contingency giving rise to the obligation (unless the underlying contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of the Company), (b) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles,

(c) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly Owned Subsidiary of the Company) thereof as of such time of determination, excluding amounts representative of yield or interest earned on such investment and (d) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Interest” shall have the meaning specified in Section 2.03.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.06(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distributed Property” shall have the meaning specified in Section 13.03(c).
“Effective Date” shall have the meaning specified in Section 13.01(b)(ii).
“Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.
“Ex-Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“expiration date” shall have the meaning specified in Section 13.03(e).
“Fiscal Year” means a fiscal year of the Company ending on December 31 (or any other end date selected by the Company from time to time) of each calendar year.
“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
(1) any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than the members of the Ratner, Miller or Shafran families who are general partners of RMSLP (the “family interests”) and/or RMSLP), acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of (A) shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors or (B) 50% or more of the voting interest in RMSLP, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s employee benefit plans;
(2) there exists an aggregate Beneficial Ownership of more than 30% of Common Stock then outstanding by the family interests and/or RMSLP other than upon the conversion of shares of Class B common stock into Common Stock;
(3) the Company merges, or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, other than any transaction:
(i)    that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock;
(ii)    pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or
(iii)    which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of Common Stock of the surviving corporation;
(4) the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; and
(5) Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).
“Fundamental Change Expiration Time” shall have the meaning specified in Section 15.01(a)(i).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(a)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).
“Fundamental Change Repurchase Right Notice” shall have the meaning specified in Section 15.01(b).

“Global Note” shall have the meaning specified in Section 2.06(b).
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. LLC and the other several initial purchasers named in Schedule I to the Purchase Agreement.
“Interest Payment Date” means February 15 and August 15 of each year, beginning on February 15, 2014.
“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).
“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which it is then traded. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the OTC Markets Group Inc. or similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three (3) nationally recognized independent investment banking firms, which may include any or all of the Initial Purchasers, selected from time to time by the Board of Directors of the Company for this purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination by the Company will be conclusive absent manifest error.
“Make-Whole Adjustment” shall have the meaning specified in Section 13.11.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the exception in clause (3)(ii) of the definition thereof).
“Make-Whole Fundamental Change Notice” shall have the meaning specified in Section 13.01(b)(i).

“Market Disruption Event” means the occurrence or existence on any Trading Day for the Common Stock or Reference Property of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or Reference Property on the relevant securities exchange or in any options contracts or futures contracts relating to the Common Stock or Reference Property on any relevant exchange if, in any such case, such suspension or limitation occurs or exists at any time within the thirty (30) minutes prior to the closing time of the relevant exchange on such day.
“Maturity Date” means August 15, 2020, unless earlier repurchased or converted.
“Merger Event” shall have the meaning specified in Section 13.06.
“Nonrecourse” as applied to any Debt means Debt of a Person (or any portion thereof) to the extent that, under the terms thereof, no personal recourse may be had against such Person or any Affiliate of such Person for the payment of all or a portion of the principal of or interest or premium on such Debt, and enforcement of obligations on such Debt (except with respect to fraud, willful misconduct, intentional misrepresentation, misapplication of funds, waste and undertakings with respect to environmental matters) is limited only to recourse against interests in specified assets and properties owned by such Person (the “Subject Assets”), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements relating to such Subject Assets.
“Note” or “Notes” means any note or notes, as the case may be, authenticated and delivered under this Indenture.
“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Note Register.
“Note Register” shall have the meaning specified in Section 2.06(a).
“Note Registrar” shall have the meaning specified in Section 2.06(a).
“Offering Circular” means the final offering circular dated July 15, 2013 with respect to offering and sale of the Notes.
“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by (a) one of the President, the Chief Executive Officer, any Executive or Senior Vice President, or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by any such other officer designated in (a) or by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section. One of the officers giving an Officers’ Certificate pursuant to Section 3.08 shall be the principal executive, financial or accounting officer of the Company.

“opening of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(i)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(ii)    Notes, or portions thereof, for the payment, purchase or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if such Notes are to be redeemed, a Redemption Notice has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; provided further, if the Notes are to be repurchased, a Fundamental Change Repurchase Notice has been given;
(iii)    Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and
(iv)    Notes converted pursuant to Article 13.
“Paying Agent” shall have the meaning specified in Section 3.02.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Purchase Agreement” means that certain Purchase Agreement, dated July 15, 2013, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. LLC, as representatives of the several Initial Purchasers.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.
“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.
“record date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.
“Redeemable Stock” of any Person means any capital stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the date that is 91 days after the Maturity Date.
“Redemption Date” means any Business Day fixed for the redemption of Notes pursuant to Article 14.
“Redemption Notice” shall have the meaning specified in Section 14.04(a).
“Redemption Notice Date” shall have the meaning specified in Section 14.04(a).
“Redemption Price” means, with respect of any Notes to be redeemed by the Company under Article 14: (i) 100% of the principal amount of the Notes being redeemed; plus (ii) accrued but unpaid interest, if any, to, but excluding, the Redemption Date; unless the Redemption Date falls after a regular record date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date and the Redemption Price shall be 100% of the principal amount of Notes to be redeemed.
“Reference Property” shall have the meaning specified in Section 13.06(b).
“Related Party” means a director, officer or substantial security holder of the Company, as defined in Section 312.03 of the Listed Company Manual of The New York Stock Exchange, Inc. (or any successor provision).
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(c).
“Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Common Stock” shall have the meaning specified in Section 2.12.
“Restricted Global Note” shall have the meaning specified in Section 2.12.
“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.06(c).
“Rights Plan” shall have the meaning specified in Section 13.10.
“RMSLP” means RMS, Limited Partnership, an Ohio limited partnership.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Significant Subsidiary” means such Subsidiary of the Company as meets the definition of “significant subsidiary” in Rule 1-02 of Regulation S-X promulgated by the Commission as in effect on the original date of issuance of the Notes.
 “SPE Recourse Debt” as applied to any Person means Debt of a Person (or any portion thereof) whose sole assets consist of contiguous parcels of land that are being purchased or developed with such Debt, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables arising from tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets.
“Spin-Off” shall have the meaning specified in Section 13.03(c).
“Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares may be added to the Conversion Rate as set forth in Section 13.01(b) hereof, which shall be equal to the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Make-Whole

Fundamental Change. If holders receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share.
“Subject Assets” shall have the meaning specified in the definition of “Nonrecourse” in this Section 1.01.
“Subsidiary” of the Company means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.
“subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person or by such Person and one or more subsidiaries thereof, (ii) a partnership of which such Person, or one or more other subsidiaries of such Person or such Person and one or more other subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of the partnership, (iii) a limited liability company of which such Person or one or more subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of the company, or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other subsidiaries of such Person or such Person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.
“Successor Company” shall have the meaning specified in Section 10.01(a).
“Trading Day” means a day during which (a) the Common Stock or Reference Property trades regular way and (b) there is no Market Disruption Event.
“transfer” shall have the meaning specified in Section 2.06(c).
“Trigger Event” shall have the meaning specified in Section 13.03(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Unrestricted Common Stock” shall have the meaning specified in Section 2.12.
“Unrestricted Global Note” shall have the meaning specified in Section 2.12.
“valuation period” shall have the meaning specified in Section 13.03(c).
“Voting Stock” of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.
“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.    Incorporation by Reference of Trust Indenture Act.
This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
Section 2.01.    Designation and Amount. The Notes shall be designated as the “3.625% Convertible Senior Notes due 2020.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $300,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 2.12, Section 9.04, Section 14.03(b) and Section 15.01(a).

Section 2.02.    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of any Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal and accrued and unpaid interest (including Additional Interest, if any) on each Global Note shall be made to the Depositary or its nominee of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.
The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
Section 2.03.    Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest (including Additional Interest, if any) on Notes in definitive form shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee. The Company shall pay interest (including Additional Interest, if any)

(i) on any Notes in definitive form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount of Notes in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “record date” with respect to any Interest Payment Date shall mean the January 31 or July 31 preceding the applicable February 15 or August 15 Interest Payment Date, respectively.
Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be transmitted to each holder at its address as it appears in the Note Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so transmitted, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.
(b)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.    Payment of Additional Interest. If required by Sections 3.06(d), 3.06(e) or 5.02 of this Indenture, each Note shall pay Additional Interest in the manner and to the Persons set forth by such Sections. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in Sections 3.06(d), 3.06(e) and 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such Sections, and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
Section 2.05.    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”). The signature of any of these officers on the Notes shall be manual, facsimile, in the form of a .pdf attachment or by other means of electronic transmission. Notes shall be dated the date of their authentication.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
In authenticating additional Notes after the date hereof, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and, shall be fully protected in relying upon:
(a)    A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;
(b)    an executed supplemental indenture, if any;

(c)    an Officers’ Certificate delivered in accordance with Section 16.05; and
(d)    an Opinion of Counsel which shall state:
(i)    that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Section 2.01 and Section 2.02 and in conformity with the provisions of this Indenture;
(ii)    that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture;
(iii)    that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles regardless of whether such enforceability is considered in a proceeding of law or equity; and
(iv)    that all laws and requirements in respect of the execution and delivery by the Company of such Notes have been complied with.
In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
Section 2.06.    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
(a)    The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.
No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.
None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (b) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) except in accordance with Article 13 for conversion and Article 15 for repurchase hereof, respectively.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(c)    Every Note that bears or is required under this Section 2.06(c) to bear the legend set forth in this Section 2.06(c) (together with any Common Stock issued upon the conversion of the Notes and required to bear the legend set forth in Section 2.06(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including the legend set forth below), unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(c) and Section 2.06(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is one year after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.06(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF FOREST CITY ENTERPRISES, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A), 2(B) AND 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM,

OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE ) PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144 SUCH THAT THE NOTE IS NO LONGER CONSIDERED “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144 (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(c). The Company shall notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Notes or the Common Stock has been declared effective under the Securities Act.
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in definitive form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a Beneficial Owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for the Depositary.
If at any time the Depositary for a Global Note (i) notifies the Company that it is unwilling or unable to continue as depositary for such Note or (ii) ceases to be registered as a clearing agency under the Exchange Act, the Company may appoint a successor Depositary with respect to such Note. If (A) a successor Depositary for such Global Note is not appointed by the

Company within ninety (90) days after the Company receives such notice or the Depositary ceases to be a registered clearing agency, (B) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Notes in definitive form in exchange for all or any part of the Notes represented by a Global Note, subject to the procedures of the Depositary, or (C) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary for the issuance of Notes in definitive form in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Beneficial Ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests.
(d)    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of the Note shall bear a legend in substantially the following form (unless such Common Stock is issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act, or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THE CLASS A COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT (1) IT WILL NOT WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF FOREST CITY ENTERPRISES, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE CLASS A COMMON STOCK EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY OR TO ANY SUBSIDIARY THEREOF, (B) UNDER ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 (IF AVAILABLE), OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 1(A) OR 1(C) ABOVE), IT WILL FURNISH TO WELLS FARGO SHAREOWNER SERVICES, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE CLASS A COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE) PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CLASS A COMMON STOCK EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE CLASS A COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(C) ABOVE OR UPON ANY TRANSFER OF THE CLASS A COMMON STOCK EVIDENCED HEREBY UNDER RULE 144 SUCH THAT THE CLASS A COMMON STOCK EVIDENCED HEREBY IS NO LONGER CONSIDERED “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144 (OR ANY SUCCESSOR PROVISION).
Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(d).

(e)    Any Note or Common Stock issued upon conversion of the Notes that, prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “Restricted Securities” (as defined under Rule 144).
(f)    Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year period under Rule 144 (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.06(f), (i) each reference in Section 2.06(c) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.06(d) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.06(f) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.06(f) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.
Section 2.07.    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted or redeemed shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment or the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
Section 2.08.    Temporary Notes. Pending the preparation of Notes in definitive form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in definitive form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in definitive form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 3.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in definitive form authenticated and delivered hereunder.
Section 2.09.    Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposal, shall deliver a certificate of such disposal to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the debt represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
Section 2.10.    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices to Noteholders as a convenience to holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers. Until such time as the Company notifies the Trustee to remove the restrictive legend as set forth in Section 2.06(c) from the Notes or a transfer of Notes from a Restricted Global Note to an Unrestricted Global Note is otherwise made pursuant to the terms hereof, the restricted CUSIP will be the CUSIP number for the Notes. At such time as the Company notifies the Trustee to remove the restrictive legend as set forth in Section 2.06(c) from the Notes, such legend shall be deemed removed from any Global Notes and an unrestricted CUSIP number for the Notes shall be deemed to be the CUSIP number for the Notes.
Section 2.11.    Additional Notes, Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than with respect to the accrual of interest from the date of original issuance) in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that, if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The Company may also from time to time repurchase the Notes in tender offers, open market purchases or negotiated transactions without prior notice to Noteholders.
Section 2.12.    Automatic Exchange from Restricted Global Note to Unrestricted Global Note. Beneficial interests in a Global Note or Common Stock issued upon conversion of Notes that is subject to restrictions set out in Section 2.06(c) or Section 2.06(d), as applicable (including the legend set forth in Section 2.06(c) or Section 2.06(d), as applicable) (the “Restricted Global Note” or “Restricted Common Stock,” as applicable), shall be automatically exchanged into beneficial interests in an unrestricted Global Note or stock certificate representing unrestricted Common Stock, as applicable, that is no longer subject to the restrictions set out in Section 2.06(c) or Section 2.06(d), as applicable (including removal of the legend set forth in Section 2.06(c) or Section 2.06(d), as applicable) (the “Unrestricted Global Note” or “Unrestricted Common Stock,” as applicable), without any action required by or on behalf of the holder (the “Automatic Exchange”). In order to effect such exchange, the Company shall at least fifteen (15) days but not more than thirty (30) days prior to the Resale Restriction Termination Date, deliver a notice of Automatic Exchange (an “Automatic Exchange Notice”) to each holder at such holder’s address appearing in the Note Register or register maintained at the registrar for Common Stock, as applicable, with a copy to the Trustee or transfer agent for Common Stock, as applicable. The Automatic Exchange Notice shall identify the Notes or Common Stock , as applicable, subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur; (3) the “CUSIP” number of the Restricted Global Note or Restricted Common Stock, as applicable, from which such holders’ beneficial interests shall be transferred and (4) the “CUSIP” number of the Unrestricted Global Note or Unrestricted Common Stock, as applicable, into which such holders’ beneficial interests shall be transferred. At the Company’s request on no less than five (5) days’ prior notice, the Trustee shall deliver, or, with respect to Common Stock, the Company shall cause the transfer agent to deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each holder at such holder’s address appearing in the Note Register or register maintained at the registrar for Common Stock, as applicable; provided, however, that the Company shall have delivered to the Trustee or transfer agent, as applicable, a Company Order and an Officers’ Certificate requesting that the Trustee or transfer agent, as applicable, give the Automatic Exchange Notice (in the name and at the expense of the Company) and setting forth the information to be stated in the Automatic Exchange Notice as provided in the preceding sentence. As a condition to any such exchange pursuant to this Section 2.12, the Trustee or transfer agent, as applicable, shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee or transfer agent, as applicable, to the effect that such transfer of beneficial interests to the Unrestricted Global Note or Unrestricted Common Stock, as applicable, shall be effected in compliance with the Securities Act. Upon such exchange of beneficial interests pursuant to this Section 2.12, (i) with respect to the Notes, the Note Registrar shall endorse the schedule of increases and decreases in the Global Note to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred or (ii) with respect to Common Stock, the registrar for Common Stock shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the number of shares of the applicable Restricted Common Stock and the Unrestricted Common Stock, respectively, equal to the beneficial interests transferred. If an Unrestricted Global Note is not then outstanding at the time of the Automatic Exchange, the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Global Note to the Depositary. Following any such transfer pursuant to this Section 2.12, the relevant Restricted Global Note or Restricted Common Stock, as applicable, shall be cancelled.
ARTICLE 3
PARTICULAR COVENANTS OF THE COMPANY
Section 3.01.    Payment of Principal, Interest and Additional Interest. The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest (including Additional Interest, if any) on, each of the Notes and if applicable, deliver shares of Common Stock (together with any Additional Shares and any cash in lieu of fractional shares) upon conversion, at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of accrued and unpaid interest (including

Additional Interest, if any) on the Notes in definitive form due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Noteholders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Note Registrar not later than the relevant record date, accrued and unpaid interest (including Additional Interest, if any) on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest (including Additional Interest, if any) on the Notes in global form shall be made to the Depositary and be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
Section 3.02.    Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
So long as the Trustee is the Note Registrar, the Trustee agrees to transmit, or cause to be transmitted, the notices set forth in Section 6.10(a) and the third paragraph of Section 6.11.
Section 3.03.    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.04.    Provisions as to Paying Agent.
(a)    If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) on, the Notes (whether such sums have been paid to it by the Company) in trust for the benefit of the holders of the Notes;
(ii)    that it will give the Trustee notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal of, or accrued and unpaid interest (including Additional Interest, if any) on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest (including Additional Interest, if any) and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of and accrued and unpaid interest (including Additional Interest, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal and accrued and unpaid interest (including Additional Interest, if any) so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of and accrued and unpaid interest (including Additional Interest, if any) on the Notes, when the same shall become due and payable.
(c)    Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
(d)    Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Section 11.03 and Section 11.04.

Section 3.05.    Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 3.06.    Rule 144A Information Requirement and Annual Reports.
(a)    At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes shall, at such time, constitute “Restricted Securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any holder, Beneficial Owner or prospective purchaser of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any holder or Beneficial Owner of such Notes may reasonably request to the extent required from time to time to enable such holder or Beneficial Owner to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
(b)    The Company shall deliver to the Trustee within fifteen (15) days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and shall otherwise comply with the requirements of Trust Indenture Act Section 314(a).
(c)    Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
(d)    If, at any time during the six-month period beginning on, and including, the date which is six (6) months after the date of original issuance of the Notes, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), and the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at an annual rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file continues; provided that the Company shall have fourteen (14) days, in the aggregate, to cure any such late filings before any Additional Interest shall accrue.
(e)    If, at any time after the 365th day after the last date of original issuance of the Notes pursuant to the Purchase Agreement, (i) the restrictive legend on the Notes has not been removed in accordance with Section 2.06(c) or 2.12, and (ii) the Notes are not freely tradable pursuant to Rule 144 without volume restrictions by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at an annual rate of 0.50% per annum of the principal amount of Notes outstanding for each day after the 365th day after the last date of original issuance of the Notes until (i) the restrictive legend on the Notes has been removed in accordance with Section 2.06(c) or 2.12, and (ii) the Notes are freely tradable pursuant to Rule 144 without volume restrictions by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes).
(f)    Additional Interest payable in accordance with Section 3.06(d) or 3.06(e) will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes but in no event shall Additional Interest under Sections 3.06(d), 3.06(e), 5.02 and 5.07 in respect of a reporting Default exceed in the aggregate 0.50% per annum of the principal amount of Notes outstanding.
Section 3.07.    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or interest and Additional Interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 3.08.    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each Fiscal Year of the Company (beginning with the Fiscal Year ending on December 31, 2013) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within thirty (30) days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
Section 3.09.    Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 3.10.    Additional Interest Notification. If Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating the amount of such Additional Interest that is payable and the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
ARTICLE 4
LISTS OF NOTEHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE
Section 4.01.    Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each March 31 and September 30 in each year beginning with March 31, 2014, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 4.02.    Preservation and Disclosure of Lists.
(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
(b)    The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
(c)    Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.
Section 4.03.    Reports by Trustee.
(a)    Within sixty (60) days after April 1 of each year commencing with the year 2014, the Trustee shall transmit to Noteholders such reports dated as of April 1 of each year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
(b)    A copy of such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

Section 4.04.    Reports by Company.
(a)    The Company shall file with the Trustee and the Commission, and transmit to Noteholders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is filed with the Commission.
(b)    Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
ARTICLE 5
DEFAULTS AND REMEDIES
Section 5.01.    Events of Default. The following events shall be Events of Default with respect to the Notes:
(a)    default in any payment of interest, including any Additional Interest, on any Note when due and payable and the default continues for a period of thirty (30) days;
(b)    default in the payment of principal of or any other amount under any Note when due and payable on the Maturity Date or a Redemption Date, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(c)    failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a holder’s conversion rights;
(d)    failure by the Company to comply with its obligations under Article 10;
(e)    failure by the Company to comply with its notice obligations under Section 15.01(b);
(f)    failure by the Company for sixty (60) days to comply with any of its other agreements (other than a covenant or warranty or default in whose performance or whose breach is elsewhere in this Section specifically provided for) contained in the Notes or this Indenture after written notice of such default from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company;
(g)    a default or defaults under any bond, debenture, note or other evidence of Debt (other than Nonrecourse Debt or SPE Recourse Debt) by the Company or any subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt (other than

Nonrecourse Debt or SPE Recourse Debt) of the Company or any such subsidiary with a principal amount then outstanding in excess of $50 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay any portion of the principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or constitutes the failure to pay any portion of the principal of such Debt when due and payable at maturity or by acceleration;
(h)    a default or defaults under any bond, debenture, note or other evidence of Nonrecourse Debt or SPE Recourse Debt by the Company or any majority owned subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Nonrecourse Debt or SPE Recourse Debt of the Company or any such subsidiary with a principal amount then outstanding in excess of 20% of the aggregate principal or similar amount of all the outstanding Nonrecourse Debt and SPE Recourse Debt of the Company and its subsidiaries, whether such Nonrecourse Debt or SPE Recourse Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay any portion of the principal of such Nonrecourse Debt or SPE Recourse Debt when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Nonrecourse Debt or SPE Recourse Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;
(i)    the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of their respective Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
(j)    an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days.
In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 7.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may, and the Trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest (including Additional Interest, if any) on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) occurs and is continuing with respect to the Company, the principal of all the Notes and accrued and unpaid interest (including Additional Interest, if any) shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest (including Additional Interest, if any) upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (including Additional Interest, if any, and to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 6.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest (including Additional Interest, if any) on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.08, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (except with respect to nonpayment of principal or interest, including Additional Interest, if any, or failure to deliver amounts due upon conversion) and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.
Payments of any principal, and interest and Additional Interest, that are not made when due shall accrue interest per annum at the then-applicable interest rate.
The Company shall notify the Responsible Officer of the Trustee in writing, promptly upon becoming aware thereof (within timeframes prescribed in Section 3.08), of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the

Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.
Section 5.02.    Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary (except as provided in Section 3.06(d) or 3.06(e)), if the Company so elects, the sole remedy of Noteholders for an Event of Default relating to any obligation to file reports as required under Section 3.06 shall, for the first 365 days after the occurrence of such an Event of Default (which will be the sixtieth (60th) day after written notice is provided to the Company in accordance with an Event of Default under Section 5.01(f)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 180 days an Event of Default is continuing in such 365-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 185 days an Event of Default is continuing in such 365-day period. Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Notes. The Company may elect to pay Additional Interest as the sole remedy under this Section 5.02 by giving notice to the holders, the Trustee and Paying Agent of such election on or before the close of business on the fifth (5th) Business Day after the date on which such Event of Default otherwise would occur. If the Company fails to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 5.01. On the 366th day after such Event of Default (if such violation is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided in Section 5.01. This Section 5.02 shall not affect the rights of the Noteholders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section, the Notes will be subject to acceleration as provided in Section 5.01. Notwithstanding anything in this Section 5.02 to the contrary, for so long as the Company is required to pay Additional Interest pursuant to Section 3.06(d) or 3.06(e), the figure “0.25%” in clause (x) above shall be deemed to be replaced with the figure “0.00%” and the figure “0.50%” in clause (y) above shall be deemed to be replaced with the figure “0.00%.”
Section 5.03.    Payments of Notes on Default; Suit Therefor. In the event that the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder have declared the principal of and accrued and unpaid interest (including Additional Interest, if any) on, the Notes, to be due and payable immediately in accordance with Section 5.01, and the Company shall have failed forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, after being furnished indemnity satisfactory to it pursuant to Section 6.01, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid (including such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or willful misconduct), and may prosecute any such action or proceeding to judgment or final degree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company wherever situated the monies adjudged or decreed to be payable.
In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the event of any other judicial proceedings relative to the Company, upon the Notes, or to the creditors or property of the Company, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest (including Additional Interest, if any) and other amounts payable in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company on the Notes, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and including any other amounts due to the Trustee under Section 6.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
Section 5.04.    Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee under Section 6.06;
Second, in case the principal of and other amounts under the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes (including Additional Interest, if any) in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of and other amounts under the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the delivery of shares of Common Stock (and cash in lieu of fractional shares) upon conversion) then owing and unpaid upon the Notes for principal, such other amounts and interest (including Additional Interest, if any), with interest on the overdue principal, such other amounts (to the extent that such interest has been collected by the Trustee), and upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, such other amounts and interest without preference or priority of principal or such other amounts over interest, or of interest over principal, such other amounts or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal, such other amounts and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company or as any court of competent jurisdiction may direct.
Section 5.05.    Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding pursuant to Section 5.08; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 5.05, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of, other amounts under and accrued and unpaid interest (including Additional Interest, if any) on such Note, on or after the respective due dates expressed or provided in such Note or in this Indenture, or to convert such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.
Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
Section 5.06.    Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 5.07.    Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, Section 3.06(f) and Section 5.02, all powers and remedies given by this Article 5 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 5.05, every power and remedy given by this Article 5 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient by the Trustee or by the Noteholders.
Section 5.08.    Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 may, on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a Default in the payment of accrued and unpaid interest (including Additional Interest, if any) on, or the principal of or other amounts under, the Notes when due which has not been cured pursuant to the provisions of Section 5.01, (ii) failure by the Company to deliver shares of Common Stock (and cash in lieu of fractional shares) upon conversion of the Notes; or (iii) a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of each holder of an outstanding Note affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.08, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 5.09.    Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, transmit to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, accrued and unpaid interest (including Additional Interest, if any) on or other amounts due under any of the Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.
Section 5.10.    Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 7.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, other amounts under and accrued and unpaid interest (including Additional Interest, if any) on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the conversion rights or repurchase rights in accordance with the provisions of Article 13 or Article 15.
ARTICLE 6
CONCERNING THE TRUSTEE
Section 6.01.    Duties and Responsibilities of Trustee. The Trustee, except during an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to it against loss, liability or expense.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
(ii)    in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 7.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (unless the Trustee is acting as Paying Agent) or any records maintained by any co-registrar with respect to the Notes;
(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
(g)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investments prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
(h)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 6.02.    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 6.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)    the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, Custodian, nominee or attorney appointed by it with due care hereunder;

(g)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(h)    the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers’ authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign Officers’ Certificates, including any person specified as so authorized in any such certificate previously delivered and not superseded;
(i)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
(j)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and
(k)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Custodian and other Person employed to act hereunder.
In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and the permissive rights of the Trustee enumerated herein shall not be construed as duties.
Section 6.03.    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Indenture or at the direction of the Company. Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering circular, prospectus or other disclosure material distributed with respect to the Notes.

Section 6.04.    Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.
Section 6.05.    Monies to be Held in Trust. Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 6.06.    Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as shall have been determined to have been caused by its own gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability, claim, damage, expense or taxes incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 5.03, funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or identifiable claim. The Trustee’s right to receive payment of any amounts due under this Section 6.06 shall not be subordinate to any other liability or Debt of the Company. The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee.
When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 6.07.    Officers’ Certificate as Evidence. Except as otherwise provided in Section 6.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 6.08.    Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
Section 6.09.    Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 6.10.    Resignation or Removal of Trustee.
(a)    The Trustee may at any time resign by giving written notice of such resignation to the Company and by transmitting, at the expense of the Company, notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the transmitting of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 5.10, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)    In case at any time any of the following shall occur:
(i)    the Trustee shall fail to comply with Section 6.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months, or

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or
(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.10, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)    The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 7.04, may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 6.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.
Section 6.11.    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06.

No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.
Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.
Section 6.12.    Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 6
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 6.13.    Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company.
Section 6.14.    Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such proposal specifying the action to be taken or omitted.
ARTICLE 7
CONCERNING THE NOTEHOLDERS
Section 7.01.    Action By Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action. Any request, demand, authorization, direction, notice consent, waiver or other action by a holder of any Note shall bind every future holder of the same Note, and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
Section 7.02.    Proof of Execution by Noteholders. Subject to the provisions of Section 6.01, Section 6.02 and Section 8.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 8.06.
Section 7.03.    Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, other amounts under and accrued and unpaid interest (including Additional Interest, if any) on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in definitive form in accordance with the provisions of this Indenture.
Section 7.04.    Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 7.05.    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 8
NOTEHOLDERS’ MEETINGS
Section 8.01.    Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 5;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or
(d)    to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 8.02.    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be transmitted to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be transmitted to the Company. Such notices shall be transmitted not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 8.03.    Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have transmitted the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by transmitting notice thereof as provided in Section 8.02.
Section 8.04.    Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 8.05.    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 8.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 7.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 8.06.    Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section 8.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 8.07.    No Delay of Rights by Meeting. Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.
ARTICLE 9
SUPPLEMENTAL INDENTURES
Section 9.01.    Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
(a)    to cure any ambiguity, omission, defect or inconsistency in this Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Noteholder in any respect;
(b)    to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 10;
(c)    to add guarantees with respect to the Notes;
(d)    to secure the Notes;
(e)    to add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;
(f)    to make any other change that does not adversely affect the rights of any holder; provided that any amendment to conform the terms of the Notes to the description contained in the Offering Circular shall not be deemed to be adverse to any Noteholder;
(g)    to provide for a successor trustee; or

(h)    to comply with the applicable procedures of the Depositary.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding.
Section 9.02.    Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 7) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 7 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall:
(a)    reduce the percentage in aggregate principal amount of Notes the holders of which must consent to an amendment;
(b)    reduce the rate, or extend the stated time for payment, of interest (including Additional Interest, if any) on any Note;
(c)    reduce the principal of or other amount payable under, or extend the Maturity Date of, any Note;
(d)    make any change that adversely affects the conversion rights or rights upon a Fundamental Change of any Noteholder under Article 13 or Article 15;
(e)    reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f)    change the place or currency of payment of principal or interest (including Additional Interest, if any) or other amount payable in respect of any Note;
(g)    impair the right of any holder to receive payment of principal of and interest (including Additional Interest, if any) on or other amount payable under such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note;
(h)    adversely affect the ranking of the Notes as the senior unsubordinated debt of the Company; or

(i)    make any change in the provisions of this Article 9 that require each holder’s consent or in the waiver provisions in Section 5.01 and Section 5.08, in each case without the consent of each holder of an outstanding Note affected.
Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall transmit to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Section 9.03.    Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is in fact required under the terms of the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.04.    Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 9.05.    Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee. In addition to the documents required by Section 16.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9.
ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 10.01.    Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets and properties to another Person, unless:
(a)    the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and
(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
Upon any such consolidation, merger, conveyance, transfer or lease the resulting, surviving or transferee (by conveyance, lease or otherwise) Person (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.
For purposes of this Section 10.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Section 10.02.    Successor Corporation to be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest (including Additional Interest, if any) on all of the Notes, the due and punctual settlement of the conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company and the Company shall be released from those obligations, with the same effect as if such Successor Company had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any

Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance, transfer or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
Section 10.03.    Officers’ Certificate and Opinion of Counsel to be Given Trustee. No merger, consolidation, sale transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 10.
ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE
Section 11.01.    Discharge of Indenture. When (a) the Company shall deliver to the Note Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Notes Registrar for cancellation shall have become due and payable, whether on the Maturity Date or on any earlier Fundamental Change Repurchase Date, Redemption Date or otherwise, and the Company shall deposit with the Trustee, in trust, cash or cash and shares of Common Stock, if applicable, sufficient to pay at maturity all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and accrued and unpaid interest (including Additional Interest, if any) due thereon and to provide for any remaining right of conversion, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except as to (i) the right of holders to receive payments of principal of and accrued and unpaid interest (including Additional Interest, if any) and, if applicable, any shares of Common Stock (and cash in lieu of fractional shares) on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) the obligations of the Company under Section 6.06, and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
Section 11.02.    Deposited Monies to be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due thereon for principal and accrued and unpaid interest (including Additional Interest, if any).
Section 11.03.    Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Section 11.04.    Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, other amounts payable under or accrued and unpaid interest (including Additional Interest, if any) on, Notes and not applied but remaining unclaimed by the Noteholders for two years after the date upon which the principal of, other amounts payable under, or accrued and unpaid interest (including Additional Interest, if any) on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written request and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person. The Trustee shall, promptly after such payment of the principal of, and any accrued and unpaid interest (including Additional Interest, if any), on Notes, as described in this Section 11.04 and upon written request of the Company, return to the Company any funds in excess of the amount required for such payment.
Section 11.05.    Reinstatement. If (i) the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS
Section 12.01.    Indenture and Notes Solely Corporate Obligations. To the extent permitted by law, no recourse for the payment of the principal of, or accrued and unpaid interest (including Additional Interest, if any) on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any debt represented thereby, shall be had against any past, present or future incorporator, shareholder, employee, agent, officer or director or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that, to the extent permitted by law, all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
CONVERSION
Section 13.01.    Right of Convert.
(a)    Subject to and upon compliance with the provisions of this Article 13, each Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Trading Day immediately preceding the Maturity Date at a rate (the “Conversion Rate”) of 41.3129 shares of Common Stock (subject to adjustment by the Company as provided in this Article 13) per $1,000 principal amount of Notes. The Notes may not be converted after the close of business on the Trading Day immediately preceding the Maturity Date.
(b)    (i)    If the Company is a party to any transaction or event that constitutes a Make-Whole Fundamental Change occurring prior to the Maturity Date, and a Noteholder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Conversion Rate applicable to each $1,000 principal amount of Notes that are surrendered for conversion shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes by a holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent on or subsequent to the Effective Date of the Make-Whole Fundamental Change, but before the related Fundamental Change Repurchase Date. The Company shall give notice in writing to all record Noteholders and the Trustee of the anticipated Effective Date of the Make-Whole Fundamental Change as promptly as practicable following the date of the Company’s public announcement of such Make-Whole Fundamental Change, but in no event less than twenty (20) days prior to such Effective Date (the “Make-Whole Fundamental Change Notice”).
(ii)    The number of Additional Shares by which the Conversion Rate will be increased in the event of a Make-Whole Fundamental Change pursuant to this

Section 13.01(b) shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $60.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 13.03), or (2) the Stock Price is less than $17.93 per share of Common Stock (subject to adjustment in the same manner as set forth in this Article 13), then, in each case, no adjustment to the Conversion Rate in respect of Additional Shares will be made pursuant to this Section 13.01(b). Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon the conversion exceed 55.7724 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in this Article 13).
Upon conversion in connection with a Make-Whole Fundamental Change, the holders will receive a separate cash payment for accrued and unpaid interest (including Additional Interest, if any) to, but not including, the date upon which the related Conversion Notice is received by the Conversion Agent, unless such conversion occurs after a regular record date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest (including Additional Interest, if any) payable on such Interest Payment Date to the holder of record at the close of business on the corresponding regular record date.

(iii)    The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted (except for any adjustment pursuant to this Section 13.01(b)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 13.03 (except for any adjustment pursuant to this Section 13.01(b)).
(iv)    For the avoidance of doubt, if a holder surrenders its Notes to the Company prior to the Effective Date of the Make-Whole Fundamental Change, the holder will not be entitled to an increased Conversion Rate in connection with such conversion.
Section 13.02.    Conversion Procedure.
(a)    Upon any conversion of any Notes, on the third (3rd) Trading Day immediately following the Conversion Date, the Company shall deliver a number of shares of Common Stock equal to (i) the aggregate principal amount of such Notes to be converted divided by $1,000, multiplied by (ii) the Conversion Rate in effect as of such Conversion Date; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to clause (j) below; provided, further for any conversion that occurs on or after the record date immediately preceding the Maturity Date, the Company shall deliver such shares on the Maturity Date.
(b)    Before any holder of a Note shall be entitled to a conversion as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(h) and, if required, pay all taxes or duties, if any, and (ii) in the case of a Note issued in definitive form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such definitive Note (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes surrendered for conversion and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon conversion of the Notes to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(h), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in this Section 13.02(b).
No Conversion Notice with respect to any Notes may be delivered by a holder thereof if such holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 15.01.
If more than one Note shall be converted at one time by the same holder, the number of shares of Common Stock deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so converted to the Company.
(c)    Delivery of the shares of Common Stock upon conversion shall be made by the Company in no event later than the date specified in Section 13.02(a). The Company shall make such delivery by issuing, or causing to be issued, and delivering to its transfer agent for the Common Stock or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such holder shall be entitled as part of such conversion (together with any cash in lieu of fractional shares).
(d)    In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the portion of the Notes not surrendered for conversion.

(e)    The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The transfer agent for the Common Stock may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name is received. Nothing herein shall preclude any tax withholding required by law or regulations.
(f)    Except as provided in Section 13.03, no adjustment shall be made for dividends declared on any shares of Common Stock issued upon conversion by the Company with respect to any Note as provided in this Article with a record date prior to the Conversion Date.
(g)    Upon the conversion with respect to an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any Notes surrendered for conversion through any Conversion Agent other than the Trustee.
(h)    Except as set forth below or provided in Section 13.01(b)(ii), upon conversion, a Noteholder shall not receive any separate cash payment for accrued and unpaid interest (including Additional Interest, if any). The Company’s settlement of the conversion as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest (including Additional Interest, if any) to the Conversion Date. As a result, accrued and unpaid interest (including Additional Interest, if any) to the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a record date, holders of such Notes as of the close of business on the record date will receive the interest (including Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Additional Interest, if any) payable on such Notes; provided, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or prior to the corresponding Interest Payment Date; (ii) in respect of any conversion in connection with the Make-Whole Fundamental Change; (iii) in respect of any conversion that occurs after the record date immediately preceding the Maturity Date; or (iv) to the extent of any overdue interest existing at the time of conversion with respect to such Note.
(i)    Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date. The person in whose name the certificate or certificates for the number of shares of Common Stock that shall be issuable upon such conversion shall become the holder of record of such shares of Common Stock as of the close of business on such Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the Conversion Date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon the conversion with respect to the Notes, such Person shall no longer be a Noteholder.
(j)    No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued by the Company shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued with respect to any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.
Section 13.03.    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
(a)    In case the Company shall issue shares of Common Stock exclusively as a dividend or distribution to all holders of the outstanding Common Stock on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR′ = CRo ×	OS′
OSo

where,

CRo
=     the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR′	= the Conversion Rate in effect immediately after the opening of business on such record date or the effective date, as the case may be;

OSo	= the number of shares of Common Stock outstanding immediately prior to the opening of business on such record date or the effective date, as the case may be; and

OS′
=     the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 13.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution, or share split or share combination, had not been declared.
(b)    In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them for a period of not more than sixty (60) days after the record date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than less than the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR′ = CRo ×	OSo + X
OSo + Y

where,

CRo	= the Conversion Rate in effect immediately prior to the opening of business on the record date for such issuance;

CR′	= the Conversion Rate in effect immediately after the opening of business on such record date;

OSo	= the number of shares of Common Stock outstanding immediately prior to the opening of business on such record date;

X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y
=     the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 13.03(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the opening of business on the record date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such record date for such issuance had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such Last Reported Sale Price of the Common Stock, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)    In case the Company shall distribute shares of its capital stock, evidences of its indebtedness or its other assets or property of the Company to all or substantially all holders of the Common Stock other than (i) dividends, distributions or issuances referred to in Section 13.03(a) and Section 13.03(b), (ii) dividends or distributions paid exclusively in cash and referred to in Section 13.03(d), (iii) rights issued pursuant to the Rights Plan adopted by the Company and referred to in Section 13.10, (iv) any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in a change in the conversion consideration referred to in Section 13.06, and (v) Spin-Offs to which the provisions set forth below in this Section 13.03(c) shall apply (any of such shares of capital stock, evidences of its indebtedness, or other asset or property may hereinafter in this Section 13.03(c) be referred to as the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

CR′ = CRo ×	SPo
SPo – FMV

where,

CRo	= the Conversion Rate in effect immediately prior to opening of business on the record date for such distribution;

CR′	= the Conversion Rate in effect immediately after opening of business on such record date;

SPo	= the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV
=     the fair market value as determined by the Board of Directors of the shares of capital stock, evidences of indebtedness, assets or property to be distributed with respect to each outstanding share of Common Stock as of such Ex-Date.

Any increase made under the portion of this Section 13.03(c) above shall become effective immediately after the opening of business on the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the

Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as set forth above) is equal to or greater than “SPo” (as set forth above), in lieu of the foregoing increase, each Noteholder shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Company’s capital stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for the distribution.
With respect to an adjustment pursuant to this Section 13.03(c) where there has been a payment of a dividend or other distribution on Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR′ = CRo ×	FMVo + MPo
MPo
where,

CRo	= the Conversion Rate in effect immediately prior to the close of business on the effective date of the Spin-Off;

CR′	= the Conversion Rate in effect immediately after the close of business on the effective date of the Spin-Off;

FMVo
=     the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such capital stock or similar equity interest) over the first ten (10) consecutive Trading Day period immediately following, and including, the date of the Spin-Off (the “valuation period”); and

MPo	= the average of the Last Reported Sale Prices of Common Stock over the valuation period.
Such adjustment to the Conversion Rate under the preceding paragraph shall be determined after the close of business on the tenth (10th) Trading Day immediately following, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten (10) Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the conversion date in determining the applicable Conversion Rate.

Rights, options or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.03 (and no adjustment to the Conversion Rate under this Section 13.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.03(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.03 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a per share cash distribution, equal to the redemption or repurchase price received by a holder of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of this Section 13.03(c), Section 13.03(a) and Section 13.03(b), any dividend or distribution to which this Section 13.03(c) is applicable that also includes shares of Common Stock to which Section 13.03(a) applies and/or also includes rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 13.03(b) applies shall be deemed instead to be (1) a dividend or distribution of the Distributed Property other than such shares of Common Stock to which Section 13.03(a) applies and/or other than such rights, options or warrants to which Section 13.03(b) applies and any Conversion Rate adjustment required by this Section 13.03(c) with respect to such dividend or distribution shall then be made immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 13.03(a) and/or Section 13.03(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall under this Section 13.03(c) be substituted as “the record date” within the meaning of Section 13.03(a) and Section 13.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the opening of business on such record date or the effective date, as the case may be” within the meaning of Section 13.03(a) or “outstanding immediately prior to the opening of business on such record date” within the meaning of Section 13.03(b).
(d)    In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be increased based on the following formula:

CR′ = CRo ×	SPo
SPo – C

where,

CRo	= the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution;

CR′	= the Conversion Rate in effect immediately after the opening of business on such record date;

SPo	= the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding such record date; and

C	= the amount in cash per share the Company distributes to holders of Common Stock.
Any increase made under this Section 13.03(d) shall become effective immediately after the opening of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as set forth above) is equal to or greater than “SPo” (as set forth above), in lieu of the foregoing increase, each Noteholder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash dividend or distribution.
For the avoidance of doubt, for purposes of this Section 13.03(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 13.03(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then exercisable equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)    In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, as it may be amended (the “expiration date”), the Conversion Rate shall be increased based on the following formula:

CR′ = CRo ×	AC + (SP′ x OS′)
OSo × SP′

where,

CRo	= the Conversion Rate in effect immediately prior to the opening of business on the Trading Day next succeeding the expiration date;

CR′	= the Conversion Rate in effect immediately after the opening of business on the Trading Day next succeeding the expiration date;

AC	= the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OSo	= the number of shares of Common Stock outstanding immediately prior to the expiration date (before giving effect to such tender offer or exchange offer);

OS′	= the number of shares of Common Stock outstanding immediately after the expiration date (after giving effect to such tender offer or exchange offer); and

SP′	= the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.
Any increase in the Conversion Rate under this Section 13.03(e) shall be determined as of the close of business on the tenth (10th) Trading Day next succeeding the expiration date but will be given effect as of the opening of business on the Trading Day next succeeding the expiration date. For purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) consecutive Trading Days commencing on the Trading Day next succeeding the expiration date, references within this Section 13.03(e) to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, but excluding, the relevant conversion date.
(f)    For purposes of this Section 13.03, the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of

Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
(g)    In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 13.03, and to the extent permitted by applicable law and subject to the listing standards of The New York Stock Exchange, Inc., the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. If the Board of Directors makes such determination, it shall be binding and conclusive. In addition, subject to the listing standards of The New York Stock Exchange, Inc., the Company may, but is not required to, increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to this Section 13.03(g), the Company shall transmit to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.06 a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(h)    All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be, except as set forth in Section 13.02(j). No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 13.03 or Section 13.01(b) or Section 13.11. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate, take such carry-forward adjustments into account in any subsequent adjustment and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (i) annually, on the anniversary of the first date of issue of the Notes and (ii) upon conversion of any Note.
(i)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall transmit such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.06 of this Indenture, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(j)    The applicable Conversion Rate will not be adjusted:
(i)    upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
(ii)    upon the issuance of any shares of the Common Stock or restricted stock units or options or rights (including shareholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iii)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible securities not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
(iv)    for a change in the par value of the Common Stock;
(v)    for accrued and unpaid interest, including Additional Interest, if any; or
(vi)    for any transactions described in this Section 13.03 if Noteholders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in such transactions as if such Noteholders held a number shares of Common Stock equal to the Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholders, without having to surrender their Notes for conversion.
(k)    For purposes of this Section 13.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(l)    Notwithstanding the foregoing, if any adjustment to the Conversion Rate described in any of clauses (a) through (e) of this Section 13.03 becomes effective and, but for this provision, a holder that has converted its Notes (i) would receive shares of Common Stock based on an adjusted Conversion Rate and (ii) would be a record holder of such shares of Common Stock on the record date, effective date or expiration date for the dividend, distribution or other event giving rise to the adjustment or otherwise participates in such dividend, distribution or other event giving rise to the adjustment as a result of being treated as a holder of record of such shares of Common Stock, then, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, the Company shall adjust the number of shares of Common Stock that the Company delivers to such holder as the Company determines is appropriate to reflect such holder’s participation in the related dividend, distribution or other event giving rise to such adjustment.

(m)    If any dividend, distribution or issuance described in this Section 13.03 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would have been in effect if such dividend, distribution or issuance had not been declared. If the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made.
Section 13.04.    Shares to Be Fully Paid. Upon conversion of Notes, the Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to settle the conversion of Notes.
Section 13.05.    Certain Other Adjustments. To the extent not otherwise covered by Section 13.03, whenever a provision of this Indenture requires the calculation of Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments to such Last Reported Sale Prices, the Conversion Rate or the amount due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the applicable record date of the event occurs, at any time during the period from which such Last Reported Sale Prices are to be calculated. Any such adjustment in accordance with the provisions of this Section 13.05 shall be determined in good faith by the Board of Directors in order to give effect to the intent of Section 13.05 and the other provisions of this Article 13 and to avoid unjust or inequitable results.
Section 13.06.    Effect of Reclassification, Consolidation, Merger or Sale.
If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event in this paragraph a “Merger Event”), then:
(a)    the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01(a) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 15 herein.
In the event the Company shall execute a supplemental indenture pursuant to this Section 13.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly transmit notice thereof to all Noteholders.
(b)    Notwithstanding the provisions of Section 13.02(a), and subject to the provisions of Section 13.01, at the effective time of such Merger Event, the right to convert a Note will be changed into a right to convert such Note as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with this Section 13.06. None of the foregoing provisions shall affect the right of a holder of Notes to surrender its Notes for conversion to the Company in accordance with the provisions of Article 13 hereof prior to the effective date of the Merger Event.
(c)    The Company shall cause notice of the execution of such supplemental indenture to be transmitted to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(d)    The above provisions of this Section shall apply to successive Merger Events.
Section 13.07.    Certain Covenants.
(a)    Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value of the shares of Common Stock issuable upon the conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of the Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)    The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of the Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon such conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
(c)    The Company further covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon the conversion of the Notes.
Section 13.08.    Responsibility of Trustee. Notwithstanding any provision of this Indenture to the contrary, none of the Trustee, Conversion Agent, Note Registrar, Custodian or Paying Agent (in each case, if different from the Company) shall at any time be under any duty or responsibility to any Noteholder to determine the Last Reported Sale Price, the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. None of the Trustee, Conversion Agent, Note Registrar, Custodian or Paying Agent (in each case, if different from the Company) shall be under any duty or responsibility to monitor, or be charged with any knowledge of monitoring, any measurement period or be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and none of the Trustee, Conversion Agent, Note Registrar, Custodian or Paying Agent (in each case, if different from the Company) makes any representations with respect thereto. In addition, none of the Trustee, Conversion Agent, Note Registrar, Custodian or Paying Agent (in each case, if different from the Company) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.
Without limiting the generality of the foregoing, none of the Trustee, Conversion Agent, Note Registrar, Custodian or Paying Agent (in each case, if different from the Company) shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of the Notes after any event referred to in such Section 13.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
Section 13.09.    Notice to Holders Prior to Certain Actions.
In case:

(a)    the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 13.03; or
(b)    the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants, or
(c)    of any Merger Event; or
(d)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be transmitted to each Noteholder at its address appearing on the Note Register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least twenty (20) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, Merger Event, dissolution, liquidation or winding-up.
Section 13.10.    Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan (the “Rights Plan”) in effect upon conversion of any Note into Common Stock, the holders shall receive, in addition to any shares of Common Stock, the associated rights issued under the Rights Plan or under any future shareholder rights plan the Company adopts. If the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with the Rights Plan prior to any delivery of shares by the Company in respect of any conversion of the Notes into Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of its capital stock, evidences of indebtedness or assets as set forth in Section 13.03(c), subject to readjustment in the event of the expiration or termination of such rights.

Section 13.11.    Additional Shares Upon Conversion Upon a Notice of Redemption. If the Company elects, pursuant to Article 14, to redeem the Notes prior to August 15, 2018, each holder that elects to convert its Notes after the Redemption Notice Date and before the Redemption Date, subject to the conditions and limitations set forth in Section 13.01(b), will receive upon conversion, with respect to the Notes converted, an increase in the Conversion Rate equal to the increase that would be received if the Redemption Notice Date were treated as an Effective Date under the adjustment methodology set forth in Section 13.01(b) (the “Make-Whole Adjustment”) and is subject to the terms, conditions and limitations set forth in Section 13.01(b)(ii) with respect to the provision of Additional Shares. For the avoidance of doubt, however, no cash payment of accrued but unpaid interest will be payable by the Company in connection with any holder’s election to convert Notes on or after a Redemption Notice Date and before the associated Redemption Date, except if Notes are converted after the close of business on a record date, holders of such Notes as of the close of business on the record date will receive the interest (including Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding such conversion, and Notes surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Additional Interest, if any) payable on such Notes. The Make-Whole Adjustment shall be calculated in accordance with the foregoing as determined in good faith by the Company. Prior to or concurrently with such payment, the Company will provide the Trustee with an Officers’ Certificate setting forth the calculation of the Make-Whole Adjustment required by this Section 13.11, and the Trustee shall have no obligation or liability with respect to such calculation.
ARTICLE 14
OPTIONAL REDEMPTION
Section 14.01.     Right of Redemption.
(a)    Prior to August 15, 2018, the Company may elect to redeem any or all of the Notes on any Business Day, except for the Notes that the Company is required to repurchase as provided under Section 15.01, in cash at the Redemption Price, provided that at any time the Daily VWAP of the Common Stock for twenty (20) or more Trading Days (whether or not consecutive) in any period of thirty (30) consecutive Trading Days ending within five (5) Trading Days immediately prior to the Redemption Notice Date has equaled or exceeded 130% of the applicable Conversion Price then in effect on each applicable trading day.
(b)    At any time on or after August 15, 2018 and before the Maturity Date, the Company may elect to redeem any or all of the Notes on any Business Day, except for the Notes that the Company is required to repurchase as provided under Section 15.01, in cash at the Redemption Price.
(c)    No Notes may be redeemed by the Company on a Redemption Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

Section 14.02.    Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 14.01 or otherwise shall be evidenced by a Board Resolution or in another manner acceptable to the Trustee. In case of any redemption at the election of the Company of all or less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.
Section 14.03.    Selection of Notes to Be Redeemed.
(a)    If the Company does not redeem all of the Notes, the Notes to be redeemed shall be selected in principal amounts of $1,000, or integral multiples of $1,000, from the Notes then outstanding and not already to be redeemed as a result of having previously been called for redemption, by lot, pro rata to the extent practicable or by another method the Trustee routinely uses, and in each case for so long as the Notes are represented by a Global Note to the extent permitted by the Depository. If a portion of a holder’s Notes is selected for partial redemption and such holder converts a portion of such holder’s Note, the converted portion shall be deemed to be from the portion selected for redemption to the extent that the converted portion does not exceed the portion selected for redemption.
(b)    If any Notes are to be redeemed in part only, the Company shall issue new Notes in principal amount equal to the unredeemed principal portion thereof; provided, that the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before the transmitting of a Redemption Notice and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all holders of the Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.
(c)    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Notes shall relate, in the case of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount of the Notes which has been or is to be redeemed.
Section 14.04.    Notice of Redemption.
(a)    If the Company elects to redeem any or all of the Notes, the Company, or, at its request, the Trustee in the name of and at the expense of the Company, shall deliver a notice of redemption to all holders of Notes on the date of the Redemption Notice not less than 30 nor more than 60 calendar days immediately preceding the Redemption Date (the “Redemption Notice,” and the date of transmitting of such Redemption Notice to all holders of Notes, the “Redemption Notice Date”). The Company shall deliver the Redemption Notice to each holder (and to Beneficial Owners as required by applicable law) at such holder’s address as set forth in the Note Register of the Note Registrar, with a copy to the Paying Agent. The Company shall provide the Redemption Notice to the Trustee at least five (5) calendar days prior to the Redemption Notice Date (or such shorter time as may be satisfactory to the Trustee).

(b)     The Redemption Notice shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the Redemption Notice and shall state:
(i)       the Redemption Date;
(ii)       the applicable Redemption Price;
(iii)     that holders have a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in this Article 14;
(iv)      the time at which holders’ right to convert the Notes called for redemption will expire, which will be the close of business on the Business Day immediately preceding the Redemption Date;
(v)         the applicable Conversion Rate and any adjustments thereto;
(vi)     whether the redemption is subject to a Make-Whole Adjustment, the amount of the Make-Whole Adjustment, if any, due upon conversion;
(vii)     the name and address of each Paying Agent and Conversion Agent, if applicable;
(viii)     the procedures that a holder must follow to convert its Notes;
(ix)         that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;
(x)     the CUSIP number or numbers, as the case may be, of the Notes to be redeemed; and
(xi)     in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.
(c)    The Company shall issue a press release (and make the press release available on its website) announcing the redemption.
Section 14.05.    Conversion Prior to Redemption. With respect to any Notes that are converted on or after a Redemption Notice Date and prior to the associated Redemption Date, the Company shall, if applicable, provide a Make-Whole Adjustment as described under Section 13.11 in respect of the Notes so surrendered. The Company will not pay accrued and unpaid interest on such Notes to the Conversion Date as described under Section 13.11.
Section 14.06.    Payment of Redemption Price.
(a)    Subject to receipt of funds by the Paying Agent, payment for each Note to be redeemed shall be made promptly after the later of (i) the Redemption Date for such Note, and (ii) the time such Note (together with all necessary endorsements) is surrendered or transferred, by book-entry, to the Trustee or the Paying Agent by the holder thereof in the manner required by the Redemption Notice.
(b)    If by 11:00 a.m., New York City time, on the applicable Redemption Date, the Paying Agent holds money sufficient to make payment of the Redemption Price on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Redemption Price); provided, that, if the Redemption Date is after a regular record date and on or prior to the immediately succeeding Interest Payment Date, then accrued and unpaid interest (including Additional Interest, if any) on such Notes to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date, to the holder(s) of record of such Notes at the close of business on such regular record date without any requirement to surrender such Notes to the Paying Agent. The Paying Agent shall return to the Company, as soon as practicable and upon receipt of written instructions, any money not required for that purpose.
(c)    If the Redemption Price of any Note shall not be fully and duly paid in accordance with this Article 14, the portion of the Redemption Price that is not so paid shall continue to bear interest at the rate set forth in the Note, and such Note shall continue to be convertible pursuant to Article 13 of this Indenture, until such Redemption Price and accrued interest have been paid.
ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS
Section 15.01.    Repurchase at Option of Holders Upon a Fundamental Change.
(a)    If a Fundamental Change occurs at any time, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Repurchase Right Notice (as hereinafter defined) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including Additional Interest, if any) thereon to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is between a regular record date and the corresponding Interest Payment Date to which it relates, in which case, the Company will pay the full amount of accrued and unpaid interest (including Additional Interest, if any) payable on such Interest Payment Date to the Noteholders of record at the close of business on the corresponding regular record date) (the “Fundamental Change Repurchase Price”). Any Notes purchased by the Company shall be paid in cash.

A transaction or transactions described in clauses (1), (2), (3) or (4) of the definition of “Fundamental Change” shall not constitute a Fundamental Change, however, if at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of Common Stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted immediately following issuance or exchange in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into the Reference Property for the Notes subject to Article 13. In addition, no Notes may be repurchased by the Company at the option of the holders on a Fundamental Change Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).
Repurchases of Notes under this Section 15.01 shall be made, at the option of the holder thereof, upon:
(i)    delivery to the Trustee (or other Paying Agent appointed by the Company and, in the case of the Notes held in global form, in accordance with the procedures of the Depositary) by a holder of a duly completed repurchase notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note on or prior to the Business Day prior to the Fundamental Change Repurchase Date, subject to extension to comply with applicable law (the “Fundamental Change Expiration Time”); and
(ii)    delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 15.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:
(A)    if the Notes are in definitive form, the certificate numbers of Notes to be delivered for repurchase, or if in global form, such notice must comply with appropriate procedures of the Depositary;
(B)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.
Any repurchase by the Company contemplated pursuant to the provisions of this Section 15.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.
The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of a Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 15.01(c).
Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
(b)    After the occurrence of a Fundamental Change, but on or before the tenth (10th) day following such occurrence, the Company shall provide to all holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof.
Each Fundamental Change Repurchase Notice shall specify:
(i)    the events causing the Fundamental Change and whether such Fundamental Change also constitutes a Make-Whole Fundamental Change;
(ii)    the date of the Fundamental Change;
(iii)    the last date on which a holder may exercise the repurchase right, if applicable;
(iv)    the Fundamental Change Repurchase Date;
(v)    the Fundamental Change Repurchase Price;
(vi)    the name and address of the Paying Agent and the Conversion Agent;
(vii)    the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been previously delivered to the Company may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 15.01 (c);
(ix)    that the holder must exercise the repurchase right on or prior to the close of business prior to the Fundamental Change Expiration Time;
(x)    that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
(xi)    the procedures that holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.
(c)    A Fundamental Change Repurchase Notice (in whole or in part) may be withdrawn by means of a written notice of withdrawal delivered to the Trustee (or other Paying Agent appointed by the Company) at any time prior to the Fundamental Change Expiration Time, specifying:
(i)    if the Notes are in definitive form, the certificate numbers of the withdrawn Notes, or if in global form, such notice must comply with appropriate procedures of the Depositary;
(ii)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and
(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
(d)    On or prior to 11:00 a.m. (local time in the City of New York) on the Business Day preceding the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04(b)) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 15.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by this Section 15.01, in each case subject to extension to comply with applicable law, by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(e)    Subject to a holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date is between a regular record date and the related Interest Payment Date, if the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding and interest, including any Additional Interest, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and (ii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes and previously accrued and unpaid interest upon delivery or transfer of the Notes).
(f)    In connection with any repurchase under this Section 15.01, the Company shall (a) comply with Rules 13e‑4 and 14e‑1 (and any successor provisions thereto) under the Exchange Act, if applicable, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable, and (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes, in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture described in this Section 15.01, compliance by the Company with such laws and regulations shall not in and of itself cause a breach of the Company’s obligations described in this Section 15.01.
ARTICLE 16
MISCELLANEOUS PROVISIONS
Section 16.01.    Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 16.02.    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.
Section 16.03.    Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Forest City Enterprises, Inc., 50 Public Square, Terminal Tower, Suite 1100,

Cleveland, Ohio 44113-2203, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person, or mailed by first-class mail (postage prepaid, registered or certified, return receipt requested) addressed to the Trustee at its Corporate Trust Office, or sent by guaranteed overnight courier to the Trustee at its Corporate Trust Office, or transmitted by facsimile transmission to 312-827-8542 (and confirmed by delivery in person, or by first-class mail (postage prepaid, registered or certified, return receipt requested), or by guaranteed overnight courier).
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as its address appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 16.04.    Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
Section 16.05.    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture after the date hereof, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 16.06.    Legal Holidays. In any case where (i) any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date will not be a Business Day or (ii) any Conversion Date will not be a Trading Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day or Trading Day, as applicable, with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date to the next succeeding Business Day or Trading Day, as applicable.
Section 16.07.    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 16.08.    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 16.09.    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof
Section 16.10.    Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, and Section 2.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09.
Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall transmit notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 6.02, Section 6.03, Section 6.04, Section 7.03 and this Section 16.10 shall be applicable to any authenticating agent.
Section 16.11.    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 16.12.    Waiver of Jury Trial. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transaction contemplated hereby.
Section 16.13.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

FOREST CITY ENTERPRISES, INC.

By:	/s/ ROBERT G. O’BRIEN
	Name:	Robert G. O’Brien
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ TERESA PETTA
	Name:	Teresa Petta
	Title:	Vice President

[Indenture]

SCHEDULE A

Effective	Effective Stock Price
Date	$17.93	$18.50	$19.00	$20.00	$22.00	$24.21	$26.00	$30.00	$31.47	$35.00	$40.00	$45.00	$50.00	$60.00
July 19, 2013	14.4595	13.3542	12.6198	11.3410	9.3320	7.7494	6.7945	5.3328	4.9493	4.2311	3.5269	3.0412	2.6713	2.1309
August 15, 2014	14.4595	12.9545	12.1506	10.7576	8.6006	6.9332	5.9614	4.5323	4.1751	3.5290	2.9203	2.5147	2.2083	1.7645
August 15, 2015	14.4595	12.5706	11.6839	10.1335	7.7639	5.9907	4.9901	3.6153	3.2949	2.7395	2.2533	1.9390	1.7045	1.3650
August 15, 2016	14.4595	12.1891	11.1755	9.4133	6.7569	4.8389	3.8167	2.5420	2.2789	1.8620	1.5304	1.3221	1.1657	0.9362
August 15, 2017	14.4595	11.8268	10.6360	8.5453	5.4171	3.2830	2.2727	1.2754	1.1215	0.9204	0.7747	0.6756	0.5976	0.4808
August 15, 2018	14.4595	11.9489	10.5834	8.0689	3.7991	—	—	—	—	—	—	—	—	—
August 15, 2019	14.4595	12.2156	10.8230	8.2589	3.8884	—	—	—	—	—	—	—	—	—
August 15, 2020	14.4595	12.7411	11.3186	8.6871	4.1416	—	—	—	—	—	—	—	—	—

EXHIBIT A

[FORM OF FACE OF NOTE]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF FOREST CITY ENTERPRISES, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A), 2(B) AND 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D)

ABOVE ) PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144 SUCH THAT THE NOTE IS NO LONGER CONSIDERED “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144 (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

FOREST CITY ENTERPRISES, INC.
3.625% Convertible Senior Notes Due 2020
No. ________
CUSIP No. 345550AQ0
ISIN No. US345550AQ03
Forest City Enterprises, Inc., a corporation duly organized and validly existing under the laws of the State of Ohio (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) or such other principal amount as shall be set forth on the Schedule I hereto on August 15, 2020.
This Note shall bear interest at the rate of 3.625% per year from July 19, 2013, or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2014, to holders of record at the close of business on the preceding January 31 and July 31 (whether or not such day is a Business Day), respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including July 19, 2013 if no interest has been paid hereon) to but excluding such Interest Payment Date.
Payment of the principal of and interest accrued (including Additional Interest, if any) on this Note shall be made at the office or agency of the Company maintained for that purpose, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest (including Additional Interest, if any) may be paid by check mailed to such holder’s address as it appears in the Note Register; provided, further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Note Registrar, interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to receive with respect to this Note Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein (without regard to the conflicts of laws provisions thereof).
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
FOREST CITY ENTERPRISES, INC.
By: ________________________________
Name:
Title:

Dated: ___________, 20___
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Trustee, certifies that this is one of the Notes
described in the within-named Indenture.

By:	DATE: ___________________ Name: Authorized Officer

[FORM OF REVERSE OF NOTE]
FOREST CITY ENTERPRISES, INC.
3.625% Convertible Senior Notes due 2020
This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.625% Convertible Senior Notes due 2020 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of July 19, 2013 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest (including Additional Interest, if any) on, all Notes, may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 9.02 of the Indenture, without the consent of each holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof or upon registration of transfer, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest (including Additional

Interest, if any) on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of other authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charges imposed in connection therewith.
The Notes are not subject to redemption prior to maturity through the operation of any sinking fund.
Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a repurchase price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is between a regular record date and the corresponding Interest Payment Date to which it relates, in which case, the Company will pay the full amount of accrued and unpaid interest (including Additional Interest, if any) payable on such Interest Payment Date to the Noteholders of record at the close of business on the corresponding record date). The Company or, at the written request of the Company, the Trustee shall transmit to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the tenth (10th) day after the occurrence of any Fundamental Change.
Subject to the provisions of the Indenture, the holder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Trading Day immediately preceding the Maturity Date at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice, a form of which is attached to the Note, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such holder, the Corporate Trust Office. The initial Conversion Rate shall be 41.3129 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon conversion of the Note, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes after conversion. No adjustment shall be made for dividends or any shares issued upon conversion except as provided in the Indenture. If the Company elects to redeem the Notes at any time prior to August 15, 2018, each holder that elects to convert its Notes after the Redemption Notice Date and before the Redemption Date will receive upon conversion, with respect to the Notes converted, the Make-Whole Adjustment (in Additional Shares).

Prior to August 15, 2018, the Company may elect to redeem any or all of the Notes on any Redemption Date, except for the Notes that the Company is required to repurchase as provided under Section 15.01, in cash at the Redemption Price, provided that at any time the Daily VWAP of the Common Stock for twenty (20) or more Trading Days (whether or not consecutive) in any period of thirty (30) consecutive Trading Days ending within five (5) Trading Days immediately prior to the Redemption Notice Date has equaled or exceeded 130% of the applicable Conversion Price then in effect on each applicable trading day. At any time on or after August 15, 2018 and before the Maturity Date, the Company may elect to redeem any or all of the Notes on any Redemption Date, except for the Notes that the Company is required to repurchase as provided under Section 15.01, in cash at the Redemption Price.
The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
To the extent permitted by law, no recourse for the payment of the principal of, or accrued and unpaid interest (including Additional Interest, if any) on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any debt represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
Terms used in this Note and defined in the Indenture are used herein as therein defined.
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

[FORM OF ASSIGNMENT AND TRANSFER]
To:    THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐      To Forest City Enterprises, Inc. or a subsidiary thereof; or

☐      Pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

☐      Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐      Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:    ___________________________________
______________________________
Signature(s)
______________________________
Signature Guarantee
Signature(s) must be guaranteed by an Eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF CONVERSION NOTICE]
To:    FOREST CITY ENTERPRISES, INC. (THE “COMPANY”)
The undersigned registered owner of this Note hereby converts this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in exchange for shares of Common Stock (and cash in lieu of fractional shares), in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any Notes representing any principal amount hereof not converted, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
Dated:    ___________________________________
______________________________
Signature(s)
______________________________
Signature Guarantee
Signature(s) must be guaranteed by an Eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $___,000

Social Security or Other Taxpayer Identification Number:

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To:    Forest City Enterprises, Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Forest City Enterprises, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): $_,000
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

FOREST CITY ENTERPRISES, INC.
3.625% CONVERTIBLE SENIOR NOTES DUE 2020
No. _____

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian